Exhibit 99.1

Blackbaud Completes Tender Offer for Convio

Charleston, S.C. (May 3, 2012) – Blackbaud, Inc. (NASDAQ: BLKB) today announced the completion of its tender offer by its wholly owned subsidiary, Caribou Acquisition Corporation, at $16.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes, for all the outstanding shares of common stock of Convio, Inc. (NASDAQ: CNVO). The tender offer expired at midnight, New York City time, on Wednesday, May 2, 2012.

Computershare Inc., the Company’s transfer agent and depositary, has indicated that, as of the expiration of the offering period, a total of approximately 17,250,289 shares of Convio common stock were tendered, delivered and not withdrawn in the tender offer. Those shares represent approximately 89.9% of Convio’s outstanding common stock as of the expiration of the offering period. As of that time, approximately 1,125,600 additional shares, or another 5.9%, were tendered pursuant to guaranteed delivery procedures and are subject to delivery within three trading days after the date of the guarantee. All validly tendered shares have been accepted for payment in accordance with the terms of the tender offer.

Blackbaud expects to effect, without a vote or meeting of Convio stockholders, a “short-form” merger as soon as practicable to complete the Convio acquisition. If necessary to accomplish the “short-form” merger, Caribou Acquisition Corporation will close a “top-up” option granted under the merger agreement with Convio that permits it to purchase a limited number of shares of Convio common stock directly from Convio for $16.00 per share. In the merger, each of the remaining shares of Convio common stock (other than any shares held by Caribou Acquisition Corporation or shares in respect of which appraisal rights are validly exercised under Delaware law) will be converted into the right to receive the same $16.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes, that was paid in the tender offer. Following the merger, Convio will become a wholly owned subsidiary of Blackbaud and Convio’s common stock will cease to be traded on the Nasdaq Global Select Market.

For additional information about the proposed merger, including frequently asked questions, visit www.blackbaud.com/convio.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 26,000 customers in more than 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions, and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom.

Investor Contact

Brian Denyeau

ICR

646.277.1251

brian.denyeau@icrinc.com

Media Contact

Melanie Mathos

Blackbaud

843.216.6200 x3307

media@blackbaud.com

Forward-Looking Statements

This Press Release contains “forward-looking statements” relating to the acquisition of Convio by Blackbaud and the companies’ potential combined business. Those forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and actual outcomes and results could differ materially. Among other risks, there can be no guarantee that the expected benefits of the acquisition and combined business will be realized. These forward-looking statements should be evaluated together with the risk factors and uncertainties that affect Blackbaud’s and Convio’s businesses, particularly those identified in their Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission, or SEC. Except as might be required by law, neither company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.